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                                                              Exhibit 10.2


                              Consulting Contract


THIS AGREEMENT, entered into this the 19th day of February, 1999, by and between Pro Net Link Corp., (PNL), and Zagoren-Zozzora, Inc., (ZZI).

FOR AND IN CONSIDERATION of the mutual promises and benefits to be derived by the parties, they do hereby agree to the following:

1. ZZI is being hired to perform Marketing and business consulting functions for PNL (represented in the form of a web site called PreNetLink.com).

2. ZZI functions will include development of a marketing plan, general business consultation and supervision of production of the marketing tools needed to promote PNL's web site. This includes supervising: the web site design, the production of promotional material, data base development, collateral material, corporate ID package, and mailing. ZZI will also investigate and recommend strategic alliances and other business opportunities for PNL. All production of promotional material will be produced by ZZI suppliers with pre-approved production costs.

3.  Beginning date of contract: February 19, 1999
    Ending date of contract: February 18, 2000

4. ZZI shall be paid a monthly fee of $10,000 on the 15th of each month. The first payment will be due on February 19, 1999 and the last payment on January 15, 2000.
    ZZI expenses, pre-approved by PNL, will be paid at the end of each month. PNL will be responsible for all pre-approved production and media costs in advance.

5.  ZZI agrees to abide by all rules and regulations of PNL's business.

6. ZZI acknowledges that in the course of employment he/she may become aware of certain information about PNL's operations that is considered proprietary. ZZI agrees not to disclose such information or use the information in any manner that might be harmful to PNL's business.

7. No modification or amendments shall be made to this contract unless in writing and signed by all parties.

8.  This agreement may be extended by mutual consent from both parties.

9.  This agreement may be terminated by either party with 60 days notice.


          /s/ Glenn Zagoren                                       2/19/99
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Glenn Zagoren                                                Date
President, Zagoren-Zozzora, Inc.


   /s/ Jean Pierre Collardeau                                     2/19/99
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Jean Pierre Collardeau, Pro Net Link Corp.                   Date
645 Fifth Avenue, Suite 303,
New York, NY 10022